UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 24, 2011

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Board of Directors, acting upon the recommendation of its Management Development and Compensation Committee, approved new form agreements for the 2011-2013 long-term incentive performance (LTIP) awards for executives that differ from last year’s agreement in the following ways:

•	revised the performance measures for cash and return on invested capital to increase the level of performance required to achieve the maximum payout;

•

changed the measurement of total stockholder return (TSR) from a single measurement from the beginning of the period to the end of the period to an average of the cumulative TSR measured monthly for each corporation in the peer group; and

•

eliminated the two year mandatory deferral after completion of the three-year performance cycle, because it was not a competitive design feature. A one-year deferral into phantom stock was retained for the Chief Executive Officer for the amount of any award exceeding $5 million.

The foregoing summary description of the forms of LTIP agreements is not intended to be complete and is qualified in its entirety by reference to the complete text of the forms of LTIP agreements attached as Exhibit 99.1 to this Form 8-K, which are incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description

99.1	LTIP award agreement forms as approved on February 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/S/ DAVID A. DEDMAN
David A. Dedman
Vice President and Associate General Counsel

February 25, 2010